EXHIBIT 99.1

PRESS RELEASE

January 20, 2004
For Immediate Release

For Further Information Contact:           Barry Backhaus
                                           President and Chief Executive Officer
                                           First Federal Bankshares, Inc.
                                           329 Pierce Street, P.O. Box 897
                                           Sioux City, IA  51102
                                           712.277.0200


            FIRST FEDERAL BANKSHARES ANNOUNCES EARNINGS AND DECLARES
                                    DIVIDEND

Sioux City, Iowa. First Federal Bankshares, Inc. (the "Company") (Nasdaq National Market - "FFSX") reported net earnings of $1.4 million, or diluted earnings per share of $0.38, for the three months ended December 31, 2003. This compares to net earnings of $1.5 million, or diluted earnings per share of $0.38, for the quarter ended December 31, 2002. Net earnings increased by $228,000, or 8.4%, to $2.9 million, or diluted earnings per share of $0.79, for the six months ended December 31, 2003 from $2.7 million, or diluted earnings per share of $0.67, for the six months ended December 31, 2002.

The Company announced a quarterly dividend of $0.09 per share, the same as the previous quarter.

Net interest income before provision for loan losses totaled $4.5 million and $5.0 million, respectively, for the three months ended December 31, 2003 and 2002. Interest income decreased by $1.4 million, or 15.1%, while interest expense decreased by $1.0 million, or 22.8% as the Company's interest-earning assets repriced more quickly than its interest-bearing liabilities in the continued historically low market interest rate environment. The Company's net yield on average interest-earning assets decreased by 27 basis points to 3.26% for the three months ended December 31, 2003 from 3.53% for the three months ended December 31, 2002. The average yield on interest-earning assets decreased by 93 basis points to 5.57% for the three months ended December 31, 2003 from 6.50% for the three months ended December 31, 2002 as market interest rates remained at historically low levels. The decrease in the average yield on interest-earning assets was partly offset by a decrease of 63 basis points in the average cost of interest-bearing liabilities to 2.49% for the three months ended December 31, 2003 from 3.12% for the three months ended December 31, 2002.

Provision for loan loss expense totaled $100,000 and $400,000, respectively, for the three months ended December 31, 2003 and 2002.

Noninterest income decreased by $414,000, or 16.8%, to $2.1 million for the quarter ended December 31, 2003 from $2.5 million for the quarter ended December 31, 2002. The decrease in noninterest income was largely due to decreases in fees and service charges and in gain on sale of loans held for sale. Fees and service charge income decreased by $119,000, or 8.7%, to $1.3 million for the three months ended December 31, 2003, from $1.4 million for the three months ended December 31, 2002. In addition, gain on sale of loans held for sale decreased by $79,000, or 47.6%, to $88,000 for the three months ended December 31, 2003 from $167,000 for the three months ended December 31, 2002. The decreases in fees and service charge income and gain on sale of loans resulted from slowing mortgage origination activity after an extended period of low market interest rates. Real estate-related income generated by the Company's subsidiaries was also affected by the slowdown in mortgage activity. Income from real estate-related activities decreased by $69,000, or 17.3%, to $327,000 for the three months ended December 31, 2003 from $396,000 for the three months ended December 31, 2002. In addition, gain on sale of real estate owned and held for development and gain on sale of securities decreased by a total of $115,000 for the three months ended December 31, 2003 as compared to the three months ended December 31, 2002.

Partly offsetting the decrease in noninterest income was a decrease in noninterest expense. Noninterest expense decreased by $288,000, or 6.1%, to $4.4 million for the three months ended December 31, 2003 from $4.7 million for the three months ended December 31, 2002. The decrease in noninterest expense was partly due to a decrease in amortization expense for mortgage servicing assets. Such amortization expense totaled $90,000 for the three months ended December 31, 2002, while no expense was recorded for the three months ended December 31, 2003 since these assets had been fully amortized. Advertising expense decreased by $59,000, or 40.2%, to $88,000 for the three months ended December 31, 2003 from $147,000 for the three months ended December 31, 2002. Also contributing to the decrease in noninterest expense was a decrease in direct expenses related to mortgage production as volume declined during the three months ended December 31, 2003. Staff recruiting expenses and losses on the sale of repossessed vehicles also decreased for the three months ended December 31, 2003 as compared to the three months ended December 31, 2002.

Income before taxes decreased by $253,000, or 10.8%, to $2.1 million for the three months ended December 31, 2003 from $2.3 million for the three months ended December 31, 2002. Taxes on income totaled $673,000, or an effective tax rate of 32.2%, for the three months ended December 31, 2003 and $803,000, or an effective tax rate of 34.3%, for the three months ended December 31, 2002. The effective tax rate decreased for the three months ended December 31, 2003 largely because tax-exempt income comprised a larger percentage of pre-tax income for the three months ended December 31, 2003 than for the three months ended December 31, 2002.

Net interest income before provision for loan losses decreased by $716,000, or 7.3%, to $9.1 million for the six months ended December 31, 2003 from $9.8 million for the six months ended December 31, 2002. The Company's net yield on interest-earning assets decreased by 18 basis points to 3.28% for the six months ended December 31, 2003 from 3.46% for the six months ended December 31, 2002. The average yield on interest-earning assets decreased by 91 basis points to 5.63% for the six months ended December 31, 2003 from 6.54% for the six months ended December 31, 2002 as market interest rates remained at historically low levels. Partially offsetting the decrease in the average yield on interest-earning assets was a decrease of 75 basis points in the average cost of interest-bearing liabilities to 2.50% for the six months ended December 31, 2003 from 3.25% for the six months ended December 31, 2002.

Provision for loan loss expense decreased to $625,000 for the six months ended December 31, 2003 from $1.2 million for the six months ended December 31, 2002. Non-performing loans increased to $9.3 million, or 2.0% of total loans, at December 31, 2003 from $5.2 million, or 1.3% of total loans, at December 31, 2002. The increase in non-performing loans was primarily








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the result of 3 commercial  borrowers for which delinquency  exceeded 90 days at
December 31, 2003. Because these accounts had already been identified as "classified" assets, there was no additional impact on the required level of reserves or on the provision for loan losses. In prior periods, these 3 accounts were not more than 90 days delinquent nor accounted for on a non-accrual basis; therefore, the balances were not included in the non-performing loan total. Management believes that these accounts are well-secured and in the process of collection.

Noninterest income decreased by $153,000, or 3.4%, to $4.4 million for the six months ended December 31, 2003 from $4.6 million for the six months ended December 31, 2002. The decrease in noninterest income was largely due to a net loss on sale of securities that totaled $65,000 for the six months ended December 31, 2003. In comparison, the Company recorded a gain of $38,000 on the sale of securities for the six months ended December 31, 2002. In addition, gain on sale of loans and gain on sale of real estate owned and held for development decreased by $70,000 and $67,000, respectively, for the six months ended
December 31, 2003 as compared to the six months ended December 31, 2002. Partially offsetting these decreases in noninterest income was an increase in fees and service charges that totaled $102,000 for the six months ended December 31, 2003 as compared to the six months ended December 31, 2002. The increase in fees and service charges was primarily due to an increase in overdraft activities on retail accounts and the resulting service fees assessed. In addition, the restructuring of the Company's checking and savings accounts included a more favorable service charge schedule.

More than offsetting the decreases in net interest income after provision for losses on loans and noninterest income was a decrease in noninterest expense. Noninterest expense decreased by $559,000, or 6.2%, to $8.5 million for the six months ended December 31, 2003 from $9.1 million for the six months ended December 31, 2002. The decrease in noninterest expense was partly due to a decrease in expense for the amortization of mortgage servicing assets. Such amortization expense totaled $180,000 for the six months ended December 31, 2002, while no expense was recorded for the six months ended December 31, 2003 since these assets had been fully amortized. Other noninterest expense also decreased due to a decrease of $94,000 in recruiting expense and a decrease of $65,000 in per account service fee expense for retail transaction accounts. Additionally, loss on disposal of repossessed assets decreased by $66,000 for the six months ended December 31, 2003 as compared to the six months ended December 31, 2002.

Income before taxes increased by $295,000, or 7.2%, to $4.4 million for the six months ended December 31, 2003 from $4.1 million for the six months ended December 31, 2002. Taxes on income totaled $1.5 million, or an effective tax rate of 33.1%, for the six months ended December 31, 2003 and $1.4 million, or an effective tax rate of 33.8% for the six months ended December 31, 2002.

Assets totaled $634.6 million and $640.5 million, respectively, at December 31, 2003 and 2002. Book value per share increased to $18.76 at December 31, 2003 from $17.63 at December 31, 2002. Stockholders' equity to total assets was 11.15% and 11.11%, respectively, at December 31, 2003 and 2002. During the three months ended December 31, 2003 the Company repurchased 10,000 shares of its common stock at a cost of $224,000 under a repurchase program announced in August 2003. The program authorizes an additional repurchase of up to 367,000 shares. The Company had 3,770,267 shares outstanding at December 31, 2003.

On January 15, 2004, the Company's Board of Directors declared a quarterly dividend of $0.09 per share, the same as distributed last quarter. The dividend is payable on February 27, 2004 to stockholders of record on February 13, 2004.

The Company's common stock is traded on the NASDAQ National Market under the symbol FFSX. The Company is headquartered in Sioux City, Iowa. First Federal Bank, the Company's bank subsidiary, operates ten offices in northwest Iowa, an office in South Sioux City, Nebraska, and five offices in central Iowa.

Except for the historical information contained in this press release, the matters discussed may be deemed to be forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties, including changes in economic conditions in the Company's market area, changes in policies by regulatory agencies, fluctuations in interest rates, demand for loans in the Company's market area, competition, and other risks detailed from time to time in the Company's SEC reports. Actual strategies and results in future periods may differ materially from those currently expected. These forward-looking statements represent the Company's judgment as of the date of this release. The Company disclaims, however, any intent or obligation to update these forward-looking statements.

FIRST FEDERAL BANKSHARES, INC. and SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
          (Dollars in thousands)

                                                                 December 31,         June 30,        December 31,
                                                                     2003               2003              2002
                                                               ------------------ ----------------- ------------------
ASSETS                                                            (Unaudited)                          (Unaudited)
------
Cash and cash equivalents                                                 24,497            34,287             33,105
Securities available-for-sale                                             62,046            78,526             77,907
Securities held-to-maturity                                               27,045            44,505             55,461
Loans receivable, net                                                    459,681           415,267            418,180
Office property and equipment, net                                        13,576            13,166             13,455
Federal Home Loan Bank stock, at cost                                      6,402             5,707              5,707
Accrued interest receivable                                                2,533             2,488              2,688
Goodwill                                                                  18,524            18,524             18,524
Other assets                                                              20,341            15,409             15,501
                                                               ------------------ ----------------- ------------------
   Total assets                                                         $634,645          $627,879           $640,528
                                                               ================== ================= ==================

LIABILITIES
-----------
Deposits                                                                 440,223           448,944            451,505
Advances from FHLB and other borrowings                                  118,150           102,387            111,512
Advance payments by borrowers for taxes and insurance                      1,295             1,459              1,185
Accrued interest payable                                                   1,346             1,795              2,167
Accrued expenses and other liabilities                                     2,896             3,633              3,013
                                                               ------------------ ----------------- ------------------
   Total liabilities                                                     563,910           558,218            569,382

STOCKHOLDERS' EQUITY
--------------------
Common stock, $.01 par value                                                  49                49                 49
Additional paid-in capital                                                36,819            36,537             36,412
Retained earnings, substantially restricted                               50,233            47,901             45,626
Treasury stock, at cost - 1,148,990, 1,088,466 and
  852,966 shares, respectively, at December 31, 2003,
  June 30, 2003 and December 31, 2002                                    (15,450)          (14,265)           (10,280)
Accumulated other comprehensive income                                       240               710                719
Unearned ESOP                                                             (1,115)           (1,186)            (1,257)
Unearned RRP                                                                 (41)              (85)              (123)
                                                               ------------------ ----------------- ------------------
   Total stockholders' equity                                             70,735            69,661             71,146
                                                               ------------------ ----------------- ------------------
   Total liabilities and stockholders' equity                           $634,645          $627,879           $640,528
                                                               ================== ================= ==================





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CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                (Unaudited)

                                                    Three months ended                    Six months ended
                                                        December 31,                          December 31,
                                            ------------------------------------- ------------------------------------
                                                    2003               2002               2003              2002
                                            ------------------ ------------------ ----------------- ------------------
                                                      (Dollars in thousands)               (Dollars in thousands)
Total interest income                                  $7,764             $9,145           $15,726            $18,632
Total interest expense                                  3,227              4,181             6,582              8,772
                                            ------------------ ------------------ ----------------- ------------------
Net interest income before provision                    4,537              4,964             9,144              9,860
Less: provision for loan losses                           100                400               625              1,230
                                            ------------------ ------------------ ----------------- ------------------
Net interest income after provision                     4,437              4,564             8,519              8,630
Noninterest income                                      2,051              2,465             4,398              4,552
Noninterest expense                                    (4,401)            (4,689)           (8,505)            (9,064)
                                            ------------------ ------------------ ----------------- ------------------
Income before taxes                                     2,087              2,340             4,412              4,118
Taxes on income                                           673                803             1,460              1,393
                                            ------------------ ------------------ ----------------- ------------------
Reported net earnings                                  $1,414             $1,537            $2,952             $2,725
                                            ================== ================== ================= ==================




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FIRST FEDERAL BANKSHARES, INC and SUBSIDIARIES
FINANCIAL HIGHLIGHTS
                (Unaudited)

                                                 At or for the three months            At or for the six months
                                                    ended December 31,                     ended December 31,
                                             ---------------------------------------------------------------------------
Financial condition data:                           2003                2002               2003              2002
-------------------------
                                             ------------------   ----------------   ----------------   ----------------
       (Dollars in thousands, except per share amounts)
Average interest-earning assets                    $  557,901           $  562,369        $   558,171         $  569,566
Average interest-bearing liabilities                  517,480              535,911            525,763            539,688
Average interest-earning assets to
  average interest-bearing liabilities                 107.81%              104.94%            106.16%            105.54%
Non-performing loans                                                                      $     9,313         $    5,231
Non-performing loans to total loans                                                              2.00%              1.25%
Non-performing assets                                                                           9,941              5,840
Non-performing assets to total assets                                                            1.57%              0.91%
Allowance for loan losses                                                                       4,863              4,660
Allowance for loan losses to total loans                                                         1.05%              1.10%
Shareholders' equity to assets                                                                  11.15%             11.11%


Selected operating data: (1)
----------------------------
Return on average assets                                 0.90%                0.97%              0.93%              0.85%
Return on average equity (2)                             7.99%                8.54%              8.39%              7.58%
Net interest rate spread                                 3.08%                3.38%              3.13%              3.29%
Net yield on interest-earning assets (3)                 3.26%                3.53%              3.28%              3.46%
Efficiency ratio (4)                                    66.82%               63.60%             62.57%             63.19%
--------------------------------------------
  (1) Annualized except for efficiency ratio.
  (2) Net income divided by average equity capital excluding average unrealized gains on available-for-sale securities. (3) Net interest income divided by average interest-earning assets. (4) Noninterest expense divided by net interest income before provision for loan losses plus noninterest income, less gain (loss) on sale of other real estate owned, less gain
            (loss) on sale of investments, less gain (loss) on sale of fixed assets.

Per share data:
---------------
Earnings per share:
   Basic                                           $     0.39           $     0.39        $      0.81         $     0.68
   Diluted                                         $     0.38           $     0.38        $      0.79         $     0.67
Book value per share                               $    18.76           $    17.63        $     18.76         $    17.63
Market price per share:
  High for the period                              $    25.24           $    15.15        $     25.24         $    15.15
  Low for the period                               $    21.57           $    13.25        $     17.55         $    11.76
  Close at end of period                           $    24.66           $    14.50        $     24.66         $    14.50
Cash dividends declared per share                  $     0.09           $     0.08        $      0.17         $     0.16
Weighted-average common shares outstanding:
   Basic                                            3,637,478            3,946,926          3,638,798          3,978,070
   Diluted                                          3,753,547            4,029,308          3,754,289          4,063,038



noninterest expense                                     4,401                4,689              8,505              9,064
goodwill amortization
NII before provision                                    4,537                4,965              9,144              9,860
noninterest income                                      2,051                2,465              4,398              4,552
gain (loss) OREO                                            0                   19                (19)                30
gain (loss) investments                                   (33)                  38                (65)                38
gain (loss) fixed assets                                   34                    1                 33                  1
                                            ------------------  ------------------ -----------------  ------------------
  efficiency ratio (*)                                  66.82%               63.60%             62.57%             63.19%



Tangible book value per share                      $    0.00            $     0.00